EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-78733) of our reports dated 25 June 1999 relating to the financial statements of Trojan Television Limited which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Edwards & Co.

Edwards & Co
London, England
October 21, 1999